Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Brian D. Keogh 425/453-9400
ESTERLINE ACQUIRES DARCHEM HOLDINGS LIMITED, A UK-BASED
MANUFACTURER OF THERMALLY ENGINEERED AEROSPACE COMPONENTS
Expands Esterline’s Advanced Materials Capability; Adding $70 Million in Annual Sales
     BELLEVUE, Wash., December 16, 2005—Esterline Corporation (NYSE/ESL www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, announced today that it acquired Darchem Holdings Limited for approximately $120 million in cash. Darchem is a global leader in the manufacture of thermally engineered components for critical aerospace and defense applications. Typical components include lightweight thermal insulation for jet exhaust ducting, nacelle and thrust reverser units, environmental control ducting and heat shields. The acquisition adds approximately $70 million in annualized sales to the company’s recently reported fiscal 2005 revenues of $834 million.
     “The transaction significantly expands our existing advanced materials capability and market coverage,” said Robert W. Cremin, Esterline’s chief executive officer. “Darchem holds the leading position in its niche, fits our ‘engineered-to-order’ model and provides opportunities for additional bolt-on acquisitions.”
     Cremin said that the advanced materials segment of the industry has particularly strong fundamentals and “...Darchem’s commitment to solving its customers’ complex thermal problems has ensured strong positions on Europe’s major programs and a growing presence with major U.S. OEMs.” Principal customers include Airbus, Rolls Royce, Boeing and BAE Systems. He added that Darchem’s thermal design know-how complements Esterline’s existing expertise in developing specialized materials that operate at temperatures up to 2,000 degrees Fahrenheit. He said, “...the addition of Darchem’s product lines significantly expands the global reach for our already market-leading advanced materials capabilities.”
     Darchem is currently comprised of four strategic business units in two UK locations—Stillington and Gloucester—and employs more than 600 people at the two locations. Cremin said, “...an important benefit of this acquisition is the experienced, capable and dedicated management team that will be joining us.”
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Page 2 of 2 — Esterline Acquires Darchem Holdings, Ltd.
     The sellers were advised by Jefferies Quarterdeck; Esterline’s legal advice was provided in the UK by the international law firm of Taylor Wessing.
     Esterline will conduct a conference call to discuss the transaction on Monday, December 19, 2005, at 10:00 a.m. PST (1 p.m. EST). Listeners may access the conference call live over the Internet at the following locations: www.esterline.com and www.ccbn.com.
About Esterline:
Esterline Corporation is a specialized manufacturing company serving principally aerospace/defense markets. Approximately 2/3 of Esterline’s manufacturing operations are located in 11 U.S. states; 1/3 are located in Europe.
Esterline management views the company’s businesses in three segments related to its set of core competencies: Advanced Materials, Avionics & Controls, and Sensors & Systems.
Operations within the Advanced Materials segment focus on process-related technologies for a wide range of commercial and military aerospace purposes. Specialized products include seals, ducts, extrusions, molded parts, and clamps used extensively on jet engines and other critical systems throughout the airframe. Operations also develop molded cartridge cases, mortar increments, igniter tubing, combustible ammunition components and electronic warfare countermeasure devices.

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